CAMBER ENERGY, INC. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File No. 333-173825, 333-216231, 333-214085, 333-213713, and 333-211066), on Form S-3 and Registration Statements (File No. 333-166257, 333-179220, 333-195959, 333-210732 and 333-217014) on Form S-8 of Camber Energy, Inc. of our report dated July 2, 2018, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Camber Energy, Inc. for the year ended March 31, 2018.

/s/ GBH CPAs, PC

GBH CPAs, PC

Houston, Texas

July 2, 2018